     As filed with the Securities and Exchange Commission on March 6, 2000
                     Registration Statement No. 333-________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             HARRIS INTERACTIVE INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1538028
                        (IRS Employer Identification No.)

                               135 Corporate Woods
                            Rochester, New York 14623
                    (Address of principal executive offices)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

              Gordon S. Black, Chairman and Chief Executive Officer
                            Harris Interactive, Inc.
                               135 Corporate Woods
                            Rochester, New York 14623
                                 (716) 272-9020
            (Name, address, including zip code, and telephone number
                   including area code, of Agent for Service)

                                 with a copy to:
                             Catherine A. King, Esq.
                            Harris Beach & Wilcox LLP
                              130 East Main Street
                            Rochester, New York 14604
                                 (716) 232-4440


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                 Proposed         Proposed
Title of                         Maximum          Maximum
Securities     Amount            Offering         Aggregate       Amount of
to be          to be             Price per        Offering        Registration
Registered(1)  Registered(2)     Share(3)         Price(3)        Fee(3)
-------------------------------------------------------------------------------

Common
Stock            500,000         $11.41          $5,705,000       $1,506.12


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the plan.

(2) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(3) In accordance with Rule 457(h)(1), calculated on the basis of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market System on March 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         1.  The Registrant's Prospectus dated December 6, 1999.

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         3. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         4. The description of the common stock of the Registrant contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, which became effective as of December 6, 1999, including any amendment(s) or report(s) filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement:

            4.1      Form of Amended and Restated Certificate of
                     Incorporation of the Registrant, defining the rights of holders of its Common Stock (Incorporated by reference from Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

            4.2 1999 Employee Stock Purchase Plan (Incorporated by reference from Registrant's Form S-1 dated
                     September 17, 1999 (Registration No.: 333-87311)).

            5.       Opinion of Harris Beach & Wilcox LLP.

            23.1     Consent of PricewaterhouseCoopers LLP.

            23.2     Consent of Harris Beach & Wilcox LLP (included in
                     Exhibit 5).

ITEM 9.  UNDERTAKINGS

         (a)      RULE  415 OFFERINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's charter, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 3, 2000.

                                        HARRIS INTERACTIVE INC.


                                        By:   /s/ Gordon S. Black
                                              --------------------------------
                                              Gordon S. Black, Chairman and
                                              Chief Executive Officer


                                        By:   /s/ Bruce A. Newman
                                              --------------------------------
                                              Bruce A. Newman, Chief
                                              Financial Officer (principal
                                              financial officer)

      Each person whose signature appears below hereby constitutes and appoints GORDON S. BLACK and BRUCE A. NEWMAN each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                        Title                        Date
      ---------                                        -----                        ----

By: /s/ Gordon S. Black                             Chairman of the              March 3, 2000
    ----------------------------------              Board and Chief
      Gordon S. Black                               Executive Officer
                                                    (principal executive
                                                    officer)

By: /s/ David H. Clemm                              President, Chief             March 3, 2000
    ----------------------------------              Operating Officer, and
      David H. Clemm                                Director

By: /s/ Leonard R. Bayer                            Director                     March 3, 2000
    ----------------------------------
      Leonard R. Bayer

By: /s/ Thomas D. Berman                            Director                     March 3, 2000
    ----------------------------------
      Thomas D. Berman

By: /s/ G. Thomas Clark                             Director                     March 3, 2000
    ----------------------------------
      G. Thomas Clark

By: /s/ James R. Riedman                            Director                     March 3, 2000
    ----------------------------------
      James R. Riedman

By: /s/ Benjamin D. Addoms                          Director                     February 24, 2000
    ----------------------------------
      Benjamin D. Addoms

By: /s/ Graham Phillips                             Director                     March 3, 2000
    ----------------------------------
      Graham Phillips


                                EXHIBIT INDEX

4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (Incorporated by reference from Registrant's Form S-1 dated September 17, 1999 (Registration No.: 333-87311)).

4.2 1999 Employee Stock Purchase Plan (Incorporated by reference from Registrant's Form S-1 dated September 17, 1999 (Registration
        No.: 333-87311)).

5.      Opinion of Harris Beach & Wilcox LLP.

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Harris Beach & Wilcox LLP (included in Exhibit 5).